EXHIBIT 99.1

[Kindred Logo appears here]

Contact:	Richard A. Lechleiter
Executive Vice President and
Chief Financial Officer
(502) 596-7734

KINDRED HEALTHCARE ANNOUNCES THIRD QUARTER RESULTS

Company Maintains Fiscal 2006 Earnings Guidance

LOUISVILLE, Ky. (November 1, 2006) – Kindred Healthcare, Inc. (the “Company”) (NYSE:KND) today announced its operating results for the third quarter ended September 30, 2006. All financial and statistical information included in this press release reflects the continuing operations of the Company’s businesses for all periods presented unless otherwise indicated.

Continuing Operations

Consolidated revenues for the third quarter ended September 30, 2006 increased 11% to $1.1 billion from $951 million for the same period in 2005. Net income from continuing operations for the third quarter of 2006 totaled $3.6 million or $0.09 per diluted share compared to $20.4 million or $0.45 per diluted share in the third quarter of 2005.

Operating results for the third quarter of 2006 included certain items that, in the aggregate, reduced net income by approximately $1.9 million or $0.05 per diluted share. These items included pretax income of $1.3 million ($0.8 million net of income taxes or $0.02 per diluted share) related to an insurance recovery and a favorable adjustment of a prior year tax dispute, and $3.5 million ($2.1 million net of income taxes or $0.05 per diluted share) of pretax costs incurred in connection with the planned spin-off of the Company’s institutional pharmacy business and the rent reset issue with Ventas, Inc. (“Ventas”) (NYSE:VTR). Third quarter 2006 results also included a charge of $0.02 per diluted share related to a change in estimate of the Company’s annual effective income tax rate.

Operating results for the third quarter of 2005 included certain items that, in the aggregate, increased net income by approximately $3.2 million or $0.07 per diluted share.

As previously disclosed, in connection with the recent resolution of the Ventas rent reset issue, annual aggregate rents to Ventas increased by approximately $33 million effective July 19, 2006. The impact of the increased rents reduced third quarter 2006 net income by approximately $3.6 million or $0.09 per diluted share.

On January 1, 2006, the Company began to recognize compensation expense prospectively in its consolidated financial statements for non-vested stock options. The expensing of stock options reduced net income in the third quarter of 2006 by approximately $1.6 million or $0.04 per diluted share.

For the nine months ended September 30, 2006, consolidated revenues increased 10% to $3.2 billion from $2.9 billion in the first nine months of 2005. Net income from continuing operations totaled $49.7 million or $1.20 per diluted share for the first nine months of 2006 compared to $105.9 million or $2.32 per diluted share in the same period a year ago.

Operating results for the first nine months of 2006 included certain items that, in the aggregate, reduced net income by approximately $1.8 million or $0.05 per diluted share. Operating results for the first nine months of 2005 included certain items that, in the aggregate, increased net income by approximately $35.5 million or $0.78 per diluted share.

The expensing of stock options reduced net income in the first nine months of 2006 by approximately $4.6 million or $0.11 per diluted share.

No Change in 2006 Earnings Guidance

The Company maintained its previous fiscal 2006 earnings guidance for its continuing operations. Revenues for 2006 are expected to approximate $4.3 billion. Operating income, or earnings before interest, income taxes, depreciation, amortization and rents, is expected to range between $541 million to $556 million. Depreciation, amortization and net interest costs are expected to approximate $123 million. Net income from continuing operations is expected to be between $60 million and $69 million, or $1.47 to $1.69 per diluted share (based upon diluted shares of 40.9 million).

The Company indicated that the earnings guidance does not include any significant changes in third party reimbursements (other than those previously disclosed by the Company) or the effect of the proposed spin-off of the Company’s institutional pharmacy business.

Management Commentary

Paul J. Diaz, President and Chief Executive Officer of the Company, remarked, “As we had already indicated to investors, the third quarter was a difficult operating period for Kindred, primarily in our hospital business. The combined effect of seasonally weak census and the full impact of the Medicare rate cuts had a significant negative impact on our hospital operating income. However, our other three divisions, particularly our nursing centers, performed quite well in the quarter.”

Mr. Diaz continued, “Our ongoing quality and program development efforts contributed to higher nursing center occupancy levels and gains in Medicare and managed care census. As a result, our nursing center revenues were 13% higher than the third quarter last year, while our third quarter nursing center operating income rose 27% compared to the same period in 2005. Our KPS institutional pharmacy business reported a strong third quarter, with revenues growing 26% and operating income, excluding the costs associated with the planned spin-off of this business, growing 19% compared to the third quarter a year ago. Peoplefirst rehabilitation services revenues increased 16% from last year’s third quarter, while its operating income grew 12% compared to the third quarter last year as we continued to recruit additional therapists and expand our external contract business. Furthermore, our quality and risk management initiatives continue to positively impact our professional liability and workers compensation costs across all of our divisions.”

With respect to the recently completed Commonwealth acquisition, Mr. Diaz remarked, “We are continuing to work through the transition of these facilities into the Kindred network. For the third quarter, these facilities added $59 million of revenues and $4 million of operating income. While the back office and systems transitions of these facilities have gone quite well, admissions in the Commonwealth hospitals were soft compared to our plan. However, we believe there are significant opportunities to increase admissions and improve the profitability of these facilities over the next several quarters.”

With respect to the Company’s earnings guidance, Mr. Diaz noted, “We are confident that our fourth quarter results will rebound as admissions increase and our mitigation plans for the hospital Medicare rate cuts begin to take hold.”

Commenting on the Company’s ongoing development activities, Mr. Diaz noted, “During the third quarter, we announced four additional hospital projects, including a new 50-bed facility in Springfield, Illinois, the repositioning of our Seattle hospital, the replacement of our Indianapolis hospital and the expansion of our Flamingo hospital in Las Vegas. In KPS, we acquired two pharmacies in Iowa and one in Kentucky during the third quarter. In addition, we opened three new pharmacies in the third quarter and expect to open two more locations in the fourth quarter as we continue to expand our customer base and leverage our infrastructure.”

Mr. Diaz concluded, “We are quite pleased to have recently announced a definitive agreement with AmerisourceBergen Corporation (NYSE:ABC) to create the second largest institutional pharmacy provider by combining the operations of our KPS institutional pharmacy business with PharMerica. We believe this transaction can provide substantial benefits to our shareholders and will create a strong quality and service-oriented national institutional pharmacy provider with greater growth opportunities.”

Discontinued Operations

As previously disclosed, during the third quarter of 2006, the Company entered into agreements with Health Care Property Investors, Inc. (“HCP”) (NYSE:HCP) pursuant to which the Company will acquire eleven unprofitable leased nursing centers for resale in exchange for three hospitals currently owned by the Company. As part of the transaction, the Company will continue to operate the hospitals under a long-term lease arrangement with HCP. The transaction with HCP is expected to be completed in the fourth quarter of 2006. For accounting purposes, the operating results of the eleven nursing centers have been classified as discontinued operations in the consolidated statement of operations for all historical periods.

For the third quarter of 2006, the Company reported a net loss from discontinued operations totaling $0.8 million or $0.02 per diluted share compared to a net loss of $0.9 million or $0.02 per diluted share in the third quarter of 2005. Operating results for discontinued operations in both periods included favorable pretax adjustments resulting from a change in estimate for professional liability reserves related primarily to the Company’s Florida and Texas nursing centers that were divested in prior years. These pretax adjustments aggregated $0.4 million ($0.2 million net of income taxes or $0.01 per diluted share) in the third quarter of 2006 and $4.1 million ($2.6 million net of income taxes or $0.06 per diluted share) in the third quarter of 2005.

For the first nine months of 2006, the Company reported net income from discontinued operations totaling $6.9 million or $0.17 per diluted share compared to net income of $13.9 million or $0.30 per diluted share in the first nine months of 2005. Favorable pretax adjustments related to changes in estimates for professional liability reserves totaled $17.3 million ($10.6 million net of income taxes or $0.26 per diluted share) in the first nine months of 2006 and $36.7 million ($22.6 million net of income taxes or $0.49 per diluted share) in the first nine months of 2005.

Forward Looking Statements

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements regarding the Company’s expected future financial position, results of operations, cash flows, financing plans, business strategy, budgets, capital expenditures, competitive positions, growth opportunities, plans and objectives of management and statements containing the words such as “anticipate,” “approximate,” “believe,” “plan,” “estimate,” “expect,” “project,” “could,” “should,” “will,” “intend,” “may” and other similar expressions, are forward-looking statements.

Such forward-looking statements are inherently uncertain, and stockholders and other potential investors must recognize that actual results may differ materially from the Company’s expectations as a result of a variety of factors, including, without limitation, those discussed below. Such forward-looking statements are based upon management’s current expectations and include known and unknown risks, uncertainties and other factors, many of which the Company is unable to predict or control, that may cause the Company’s actual results or performance to differ materially from any future results or performance expressed or implied by such forward-looking statements. These statements involve risks, uncertainties and other factors discussed below and detailed from time to time in the Company’s filings with the Securities and Exchange Commission.

In addition to the factors set forth above, other factors that may affect the Company’s plans or results include, without limitation, (a) the Company’s ability to operate pursuant to the terms of its debt obligations and its master leases with Ventas; (b) the Company’s ability to meet its rental and debt service obligations; (c) the Company’s and AmerisourceBergen’s ability to complete the proposed merger of their respective institutional pharmacy operations, including the receipt of all required regulatory approvals and the satisfaction of other closing conditions to the proposed transaction; (d) adverse developments with respect to the Company’s results of operations or liquidity; (e) the Company’s ability to attract and retain key executives and other healthcare personnel; (f) increased operating costs due to shortages in qualified nurses, therapists and other healthcare personnel; (g) the effects of healthcare reform and government regulations, interpretation of regulations and changes in the nature and enforcement of regulations governing the healthcare industry; (h) changes in the reimbursement rates or methods of payment from third party payors, including the Medicare and Medicaid programs, changes arising from and related to the Medicare prospective payment system for long-term acute care hospitals, including the final Medicare payment rules issued in May 2006, the Medicare Prescription Drug, Improvement, and Modernization Act of 2003, and changes in Medicare and Medicaid reimbursements for the Company’s nursing centers; (i) national and regional economic conditions, including their effect on the availability and cost of labor, materials and other services; (j) the Company’s ability to control costs, including labor and employee benefit costs; (k) the Company’s ability to successfully pursue its development activities and successfully integrate new operations, including the realization of anticipated revenues, economies of scale, cost savings and productivity gains associated with such operations; (l) the increase in the costs of defending and insuring against alleged professional liability claims and the Company’s ability to predict the estimated costs related to such claims; (m) the Company’s ability to successfully reduce (by divestiture of operations or otherwise) its exposure to professional liability claims; (n) the Company’s ability to successfully dispose of unprofitable facilities; and (o) the Company’s ability to ensure and maintain an effective system of internal controls over financial reporting. Many of these factors are beyond the Company’s control. The Company cautions investors that any forward-looking statements made by the Company are not guarantees of future performance. The Company disclaims any obligation to update any such factors or to announce publicly the results of any revisions to any of the forward-looking statements to reflect future events or developments.

As noted above, the Company’s earnings guidance includes the financial measure referred to as operating income. The Company’s management uses operating income as a meaningful measure of operational performance in addition to other measures. The Company uses operating income to assess the relative performance of its operating divisions as well as the employees that operate these businesses. In addition, the Company believes this measurement is important because securities analysts and investors use this measurement to compare the Company’s performance to other companies in the healthcare industry. The Company believes that net income from continuing operations is the most comparable measure, in relation to generally accepted accounting principles, to operating income. Readers of the Company’s financial information should consider net income from continuing operations as an important measure of the Company’s financial performance because it provides the most complete measure of its performance. Operating income should be considered in addition to, not as a substitute for, or superior to, financial measures based upon generally accepted accounting principles as an indicator of operating performance. A reconciliation of the estimated operating income to net income from continuing operations provided in the Company’s earnings guidance is included in this press release.

About Kindred Healthcare

Kindred Healthcare, Inc. (NYSE:KND) is a Fortune 500 healthcare services company, based in Louisville, Kentucky, with annualized revenues of $4.3 billion that provides services in over 500 locations in 39 states. Kindred through its subsidiaries operates long-term acute care hospitals, skilled nursing centers, institutional pharmacies and a contract rehabilitation services business, Peoplefirst Rehabilitation Services, across the United States. Kindred’s 55,000 employees are committed to providing high quality patient care and outstanding customer service to become the most trusted and respected provider of healthcare services in every community we serve. For more information, go to www.kindredhealthcare.com.

KINDRED HEALTHCARE, INC.

Financial Summary

(Unaudited)

(In thousands, except per share amounts)

	Three months ended September 30,		Nine months ended September 30,
	2006	2005	2006	2005
Revenues	$1,058,892	$951,265	$3,163,616	$2,881,499

Income from continuing operations	$3,569	$20,417	$49,745	$105,952
Discontinued operations, net of income taxes:
Income (loss) from operations	(757)	(916)	6,850	13,859
Gain (loss) on divestiture of operations	126	(3,147)	(25)	(500)

Net income	$2,938	$16,354	$56,570	$119,311

Earnings per common share:
Basic:
Income from continuing operations	$0.09	$0.54	$1.27	$2.84
Discontinued operations:
Income (loss) from operations	(0.02)	(0.03)	0.18	0.37
Gain (loss) on divestiture of operations	—	(0.08)	—	(0.01)

Net income	$0.07	$0.43	$1.45	$3.20

Diluted:
Income from continuing operations	$0.09	$0.45	$1.20	$2.32
Discontinued operations:
Income (loss) from operations	(0.02)	(0.02)	0.17	0.30
Gain (loss) on divestiture of operations	—	(0.07)	—	(0.01)

Net income	$0.07	$0.36	$1.37	$2.61

Shares used in computing earnings per common share:
Basic	39,014	38,013	39,104	37,279
Diluted	39,769	46,033	41,300	45,648

KINDRED HEALTHCARE, INC.

Condensed Consolidated Statement of Operations

(Unaudited)

(In thousands, except per share amounts)

	Three months ended September 30,		Nine months ended September 30,
	2006	2005	2006	2005
Revenues	$1,058,892	$951,265	$3,163,616	$2,881,499

Salaries, wages and benefits	589,753	520,875	1,734,568	1,544,846
Supplies	170,815	144,914	502,007	415,519
Rent	81,252	66,457	225,466	197,553
Other operating expenses	176,546	159,417	524,245	475,238
Depreciation and amortization	32,046	25,916	89,720	73,852
Interest expense	4,667	1,931	10,850	6,370
Investment income	(3,530)	(2,471)	(10,665)	(7,849)

	1,051,549	917,039	3,076,191	2,705,529

Income from continuing operations before reorganization items and income taxes	7,343	34,226	87,425	175,970
Reorganization items	—	—	—	(1,371)

Income from continuing operations before income taxes	7,343	34,226	87,425	177,341
Provision for income taxes	3,774	13,809	37,680	71,389

Income from continuing operations	3,569	20,417	49,745	105,952
Discontinued operations, net of income taxes:
Income (loss) from operations	(757)	(916)	6,850	13,859
Gain (loss) on divestiture of operations	126	(3,147)	(25)	(500)

Net income	$2,938	$16,354	$56,570	$119,311

Earnings per common share:
Basic:
Income from continuing operations	$0.09	$0.54	$1.27	$2.84
Discontinued operations:
Income (loss) from operations	(0.02)	(0.03)	0.18	0.37
Gain (loss) on divestiture of operations	—	(0.08)	—	(0.01)

Net income	$0.07	$0.43	$1.45	$3.20

Diluted:
Income from continuing operations	$0.09	$0.45	$1.20	$2.32
Discontinued operations:
Income (loss) from operations	(0.02)	(0.02)	0.17	0.30
Gain (loss) on divestiture of operations	—	(0.07)	—	(0.01)

Net income	$0.07	$0.36	$1.37	$2.61

Shares used in computing earnings per common share:
Basic	39,014	38,013	39,104	37,279
Diluted	39,769	46,033	41,300	45,648

KINDRED HEALTHCARE, INC.

Condensed Consolidated Balance Sheet

(Unaudited)

(In thousands, except per share amounts)

	September 30, 2006	December 31, 2005
ASSETS
Current assets:
Cash and cash equivalents	$13,354	$83,420
Cash – restricted	5,874	5,135
Insurance subsidiary investments	228,675	231,134
Accounts receivable less allowance for loss	635,307	479,605
Inventories	50,477	43,731
Deferred tax assets	69,061	61,078
Assets held for sale	12,130	12,056
Other	29,906	28,805

	1,044,784	944,964

Property and equipment	979,038	891,009
Accumulated depreciation	(446,324)	(369,393)

	532,714	521,616

Goodwill	108,129	69,879
Intangible assets less accumulated amortization	118,825	34,317
Insurance subsidiary investments	45,640	48,796
Deferred tax assets	89,917	73,750
Other	83,549	67,239

	$2,023,558	$1,760,561

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$129,957	$134,547
Salaries, wages and other compensation	280,065	244,851
Due to third party payors	28,417	26,642
Professional liability risks	65,521	70,090
Other accrued liabilities	90,441	79,704
Income taxes	78,621	58,572
Long-term debt due within one year	71	6,221

	673,093	620,627

Long-term debt	174,208	26,323
Professional liability risks	191,096	182,113
Deferred credits and other liabilities	103,034	60,962
Stockholders’ equity:
Common stock, $0.25 par value; authorized 175,000 shares; issued 39,889 shares – September 30, 2006 and 37,331 shares – December 31, 2005	9,972	9,333
Capital in excess of par value	702,186	673,358
Deferred compensation	—	(14,228)
Accumulated other comprehensive income (loss)	683	(60)
Retained earnings	169,286	202,133

	882,127	870,536

	$2,023,558	$1,760,561

KINDRED HEALTHCARE, INC.

Condensed Consolidated Statement of Cash Flows

(Unaudited)

(In thousands)

	Three months ended September 30,		Nine months ended September 30,
	2006	2005	2006	2005
Cash flows from operating activities:
Net income	$2,938	$16,354	$56,570	$119,311
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	32,673	26,826	91,566	76,526
Amortization of stock-based deferred compensation costs	4,397	2,665	14,360	6,661
Provision for doubtful accounts	10,024	3,725	28,913	13,199
Deferred income taxes	657	—	(14,280)	—
(Gain) loss on divestiture of discontinued operations	(126)	3,147	25	500
Reorganization items	—	—	—	(1,371)
Other	(2,868)	(1,257)	(4,317)	(2,455)
Change in operating assets and liabilities:
Accounts receivable	(56,219)	(6,048)	(182,053)	(171,408)
Inventories and other assets	(4,679)	(1,380)	(14,691)	(6,899)
Accounts payable	(60)	(1,267)	5,979	(1,004)
Income taxes	(16,189)	10,784	3,491	74,668
Due to third party payors	8,731	5,802	1,775	(10,077)
Other accrued liabilities	43,500	(8,813)	53,681	9,512

Net cash provided by operating activities	22,779	50,538	41,019	107,163

Cash flows from investing activities:
Purchase of property and equipment	(37,719)	(33,552)	(99,754)	(80,113)
Acquisitions	(11,086)	(42)	(134,667)	(73,919)
Sale of assets	205	92	10,510	11,196
Purchase of insurance subsidiary investments	(81,207)	(61,620)	(165,487)	(266,816)
Sale of insurance subsidiary investments	82,725	52,795	177,609	243,157
Net change in insurance subsidiary cash and cash equivalents	1,185	(3,445)	(4,288)	20,952
Net change in other investments	(1,101)	(250)	743	3,469
Other	(2,033)	(713)	927	1,794

Net cash used in investing activities	(49,031)	(46,735)	(214,407)	(140,280)

Cash flows from financing activities:
Net change in revolving credit borrowings	30,700	—	173,300	—
Repayment of long-term debt	(321)	(1,363)	(3,294)	(3,881)
Payment of deferred financing costs	(223)	(168)	(1,170)	(371)
Issuance of common stock	178	976	143,366	23,711
Repurchase of common stock	—	—	(194,310)	—
Other	(5,763)	1,493	(14,570)	(17,360)

Net cash provided by financing activities	24,571	938	103,322	2,099

Change in cash and cash equivalents	(1,681)	4,741	(70,066)	(31,018)
Cash and cash equivalents at beginning of period	15,035	33,369	83,420	69,128

Cash and cash equivalents at end of period	$13,354	$38,110	$13,354	$38,110

KINDRED HEALTHCARE, INC.

Condensed Consolidated Statement of Operations

(Unaudited)

(In thousands, except per share amounts)

	2005 Quarters				2006 Quarters
	First	Second	Third	Fourth	First	Second	Third
Revenues	$913,128	$1,017,106	$951,265	$971,476	$1,030,730	$1,073,994	$1,058,892

Salaries, wages and benefits	498,882	525,089	520,875	526,474	562,461	582,354	589,753
Supplies	126,495	144,110	144,914	154,660	163,583	167,609	170,815
Rent	64,749	66,347	66,457	67,080	69,293	74,921	81,252
Other operating expenses	144,952	170,869	159,417	155,957	170,910	176,789	176,546
Depreciation and amortization	23,252	24,684	25,916	27,130	27,846	29,828	32,046
Interest expense	2,000	2,439	1,931	1,728	2,649	3,534	4,667
Investment income	(2,347)	(3,031)	(2,471)	(3,210)	(3,691)	(3,444)	(3,530)

	857,983	930,507	917,039	929,819	993,051	1,031,591	1,051,549

Income from continuing operations before reorganization items and income taxes	55,145	86,599	34,226	41,657	37,679	42,403	7,343
Reorganization items	(1,371)	—	—	(268)	—	—	—

Income from continuing operations before income taxes	56,516	86,599	34,226	41,925	37,679	42,403	7,343
Provision for income taxes	22,787	34,793	13,809	16,486	15,743	18,163	3,774

Income from continuing operations	33,729	51,806	20,417	25,439	21,936	24,240	3,569
Discontinued operations, net of income taxes:
Income (loss) from operations	3,161	11,614	(916)	1,040	1,866	5,741	(757)
Gain (loss) on divestiture of operations	—	2,647	(3,147)	(881)	157	(308)	126

Net income	$36,890	$66,067	$16,354	$25,598	$23,959	$29,673	$2,938

Earnings per common share:
Basic:
Income from continuing operations	$0.93	$1.38	$0.54	$0.68	$0.60	$0.58	$0.09
Discontinued operations:
Income (loss) from operations	0.09	0.31	(0.03)	0.03	0.05	0.14	(0.02)
Gain (loss) on divestiture of operations	—	0.07	(0.08)	(0.03)	—	(0.01)	—

Net income	$1.02	$1.76	$0.43	$0.68	$0.65	$0.71	$0.07

Diluted:
Income from continuing operations	$0.76	$1.12	$0.45	$0.58	$0.53	$0.57	$0.09
Discontinued operations:
Income (loss) from operations	0.07	0.25	(0.02)	0.03	0.05	0.13	(0.02)
Gain (loss) on divestiture of operations	—	0.06	(0.07)	(0.02)	—	(0.01)	—

Net income	$0.83	$1.43	$0.36	$0.59	$0.58	$0.69	$0.07

Shares used in computing earnings per common share:
Basic	36,312	37,495	38,013	37,472	36,576	41,695	39,014
Diluted	44,410	46,367	46,033	43,736	41,091	42,956	39,769

KINDRED HEALTHCARE, INC.

Condensed Business Segment Data

(Unaudited)

(In thousands)

	2005 Quarters				2006 Quarters
	First	Second	Third	Fourth	First	Second	Third
Revenues:
Hospital division	$393,040	$434,562	$389,776	$390,742	$430,814	$439,308	$406,923
Health services division	423,605	463,740	441,937	450,727	460,038	493,067	499,072
Rehabilitation division	64,947	65,365	65,553	66,908	71,162	74,376	76,003
Pharmacy division	107,957	131,849	135,165	147,254	157,214	159,926	170,443

	989,549	1,095,516	1,032,431	1,055,631	1,119,228	1,166,677	1,152,441
Eliminations:
Rehabilitation	(47,231)	(47,906)	(49,779)	(50,409)	(53,975)	(57,071)	(57,019)
Pharmacy	(29,190)	(30,504)	(31,387)	(33,746)	(34,523)	(35,612)	(36,530)

	(76,421)	(78,410)	(81,166)	(84,155)	(88,498)	(92,683)	(93,549)

	$913,128	$1,017,106	$951,265	$971,476	$1,030,730	$1,073,994	$1,058,892

Income from continuing operations:
Operating income (loss):
Hospital division	$101,801	$134,263	$90,728	$92,754	$104,064	$105,307	$74,793	(a)
Health services division	51,301	63,157	48,286	53,771	47,925	63,297	61,293
Rehabilitation division	9,711	6,989	7,913	7,439	4,239	8,453	8,857
Pharmacy division	11,454	13,298	14,455	17,630	16,729	15,139	16,152	(b)
Corporate:
Overhead	(29,115)	(38,052)	(32,631)	(34,716)	(37,334)	(43,257)	(37,683	)(c)(d)
Insurance subsidiary	(2,353)	(2,617)	(2,692)	(2,493)	(1,847)	(1,697)	(1,634)

	(31,468)	(40,669)	(35,323)	(37,209)	(39,181)	(44,954)	(39,317)

	142,799	177,038	126,059	134,385	133,776	147,242	121,778
Reorganization items	1,371	—	—	268	—	—	—

Operating income	144,170	177,038	126,059	134,653	133,776	147,242	121,778
Rent	(64,749)	(66,347)	(66,457)	(67,080)	(69,293)	(74,921)	(81,252)
Depreciation and amortization	(23,252)	(24,684)	(25,916)	(27,130)	(27,846)	(29,828)	(32,046)
Interest, net	347	592	540	1,482	1,042	(90)	(1,137)

Income from continuing operations before income taxes	56,516	86,599	34,226	41,925	37,679	42,403	7,343
Provision for income taxes	22,787	34,793	13,809	16,486	15,743	18,163	3,774

	$33,729	$51,806	$20,417	$25,439	$21,936	$24,240	$3,569

(a)	Includes income of $1.0 million related to an insurance recovery.

(b)	Includes costs of $1.1 million incurred in connection with the planned spin-off of the Company’s institutional pharmacy business.

(c)	Includes costs of $2.4 million incurred in connection with the planned spin-off of the Company’s institutional pharmacy business and the rent reset issue with Ventas.

(d)	Includes income of $0.3 million related to a favorable adjustment of a prior year tax dispute.

KINDRED HEALTHCARE, INC.

Condensed Business Segment Data (Continued)

(Unaudited)

(In thousands)

	2005 Quarters				2006 Quarters
	First	Second	Third	Fourth	First	Second	Third
Rent:
Hospital division	$24,717	$25,244	$25,366	$25,529	$26,619	$29,588	$32,245
Health services division	38,239	38,993	38,969	39,039	40,447	43,048	46,552
Rehabilitation division	800	817	817	809	869	897	932
Pharmacy division	926	1,169	1,226	1,614	1,280	1,316	1,448
Corporate	67	124	79	89	78	72	75

	$64,749	$66,347	$66,457	$67,080	$69,293	$74,921	$81,252

Depreciation and amortization:
Hospital division	$9,554	$9,836	$10,579	$10,979	$11,107	$11,658	$12,363
Health services division	6,960	7,385	7,721	8,396	9,287	10,260	10,966
Rehabilitation division	54	56	57	64	80	115	127
Pharmacy division	926	1,521	1,525	1,779	1,797	1,857	2,594
Corporate	5,758	5,886	6,034	5,912	5,575	5,938	5,996

	$23,252	$24,684	$25,916	$27,130	$27,846	$29,828	$32,046

Capital expenditures, excluding acquisitions (including discontinued operations):
Hospital division	$8,235	$11,289	$11,634	$14,145	$15,365	$14,105	$16,535
Health services division	6,957	10,986	14,488	17,915	5,225	11,151	12,849
Rehabilitation division	2	96	17	538	19	130	146
Pharmacy division	1,075	1,506	1,562	2,820	2,057	2,219	2,581
Corporate:
Information systems	1,462	4,171	5,580	9,191	2,514	8,958	5,376
Other	232	550	271	1,341	115	177	232

	$17,963	$28,598	$33,552	$45,950	$25,295	$36,740	$37,719

KINDRED HEALTHCARE, INC.

Condensed Business Segment Data (Continued)

(Unaudited)

	2005 Quarters				2006 Quarters
	First	Second	Third	Fourth	First	Second	Third
Hospital data:
End of period data:
Number of hospitals	73	73	73	74	80	80	80
Number of licensed beds	5,603	5,603	5,603	5,694	6,347	6,363	6,359
Revenue mix % (a):
Medicare	65	71	65	65	64	62	60
Medicaid	6	6	7	6	7	9	10
Private and other	29	23	28	29	29	29	30
Admissions:
Medicare	7,397	7,080	7,106	7,287	7,810	7,330	6,978
Medicaid	727	823	845	827	913	1,018	1,031
Private and other	1,564	1,528	1,495	1,503	1,919	1,957	1,891

	9,688	9,431	9,446	9,617	10,642	10,305	9,900

Admissions mix %:
Medicare	76	75	75	76	73	71	71
Medicaid	8	9	9	8	9	10	10
Private and other	16	16	16	16	18	19	19
Patient days:
Medicare	207,670	209,670	197,725	199,857	212,116	211,255	200,154
Medicaid	26,660	28,361	30,489	29,867	37,635	50,232	51,743
Private and other	61,052	55,622	53,535	57,633	66,399	70,880	71,991

	295,382	293,653	281,749	287,357	316,150	332,367	323,888

Average length of stay:
Medicare	28.1	29.6	27.8	27.4	27.2	28.8	28.7
Medicaid	36.7	34.5	36.1	36.1	41.2	49.3	50.2
Private and other	39.0	36.4	35.8	38.3	34.6	36.2	38.1
Weighted average	30.5	31.1	29.8	29.9	29.7	32.3	32.7
Revenues per admission (a):
Medicare	$34,750	$43,798	$35,871	$34,960	$35,247	$37,025	$34,866
Medicaid	30,295	30,887	32,385	29,014	34,228	40,231	40,604
Private and other	72,872	64,824	71,913	74,516	64,766	64,874	64,394
Weighted average	40,570	46,078	41,264	40,630	40,483	42,631	41,103
Revenues per patient day (a):
Medicare	$1,238	$1,479	$1,289	$1,275	$1,298	$1,285	$1,216
Medicaid	826	896	898	803	830	815	809
Private and other	1,867	1,781	2,008	1,943	1,872	1,791	1,691
Weighted average	1,331	1,480	1,383	1,360	1,363	1,322	1,256
Medicare case mix index (discharged patients only)	1.22	1.25	1.20	1.11	1.12	1.12	1.11
Average daily census	3,282	3,227	3,062	3,123	3,513	3,652	3,521
Occupancy %	61.2	59.9	56.9	58.5	65.3	63.3	61.2

(a)	Includes income of $2.9 million in the first quarter of 2005, $54.6 million in the second quarter of 2005, $5.9 million in the third quarter of 2005, $1.9 million in the fourth quarter of 2005, $1.9 million in the first quarter of 2006 and $4.3 million in the second quarter of 2006 related to certain Medicare reimbursement issues.

KINDRED HEALTHCARE, INC.

Condensed Business Segment Data (Continued)

(Unaudited)

	2005 Quarters					2006 Quarters
	First	Second		Third	Fourth	First	Second	Third
Nursing center data:
End of period data:
Number of nursing centers:
Owned or leased	225	226		226	226	237	237	237
Managed	7	5		5	5	5	5	5

	232	231		231	231	242	242	242

Number of licensed beds:
Owned or leased	28,407	28,512		28,510	28,510	30,064	30,074	30,074
Managed	803	605		605	605	605	605	605

	29,210	29,117		29,115	29,115	30,669	30,679	30,679

Revenue mix %:
Medicare	35	32		33	33	35	35	33
Medicaid	47	51	(a)	49	48	46	46	47
Private and other	18	17		18	19	19	19	20
Patient days (excludes managed facilities):
Medicare	379,222	382,924		365,962	368,264	393,257	413,028	392,114
Medicaid	1,473,126	1,475,430		1,508,298	1,499,119	1,484,160	1,551,903	1,584,093
Private and other	369,405	367,998		380,276	397,870	396,482	429,822	453,304

	2,221,753	2,226,352		2,254,536	2,265,253	2,273,899	2,394,753	2,429,511

Patient day mix %:
Medicare	17	17		16	16	17	17	16
Medicaid	66	66		67	66	65	65	65
Private and other	17	17		17	18	18	18	19
Revenues per patient day:
Medicare Part A	$349	$348		$351	$365	$376	$377	$381
Total Medicare (including Part B)	390	390		396	405	412	411	419
Medicaid	135	160	(a)	145	145	143	147	149
Private and other	207	212		207	212	217	221	219
Weighted average	191	208		196	199	202	206	205
Average daily census	24,686	24,465		24,506	24,622	25,266	26,316	26,408
Occupancy %	86.5	85.8		85.9	86.4	87.1	87.9	88.1
Rehabilitation data:
Revenue mix %:
Company-operated	76	77		78	77	78	78	75
Non-affiliated	24	23		22	23	22	22	25
Pharmacy data:
Number of customer licensed beds at end of period:
Company-operated	29,105	28,649		28,649	28,657	30,449	30,287	30,232
Non-affiliated	46,745	56,112		55,201	64,625	63,683	65,036	72,268

	75,850	84,761		83,850	93,282	94,132	95,323	102,500

(a)	Includes income of $30.5 million for periods prior to April 1, 2005 related to retroactive Medicaid rate increases in the state of Indiana. Related provider tax expense of $15.4 million under this program was recorded in other operating expenses.

KINDRED HEALTHCARE, INC.

Reconciliation of 2006 Earnings Guidance – Continuing Operations

(Unaudited)

(In millions, except per share amounts)

	2006 Earnings Guidance Range
	Low	High
Operating income	$541	$556
Rent	312	312
Depreciation and amortization	122	122
Interest, net	1	1

Income from continuing operations before income taxes	106	121
Provision for income taxes	46	52

Income from continuing operations	$60	$69

Earnings per diluted share	$1.47	$1.69

Shares used in computing earnings per diluted share	40.9	40.9